UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2009 (January 26, 2009)

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SYNCORA HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

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Bermuda	001-32950	Not applicable
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

Canon’s Court, 22 Victoria Street, Hamilton, Bermuda HM 12
(Address of principal executive offices)

(441) 295-7135
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

On January 13, 2009, Syncora Holdings Ltd. (the “Company”) filed a Periodic Report on Form 8-K indicating that the Company had submitted a request to the Bermuda Monetary Authority (“BMA”) for (1) a specific consent with respect to any issues or transfers not subject to the general permissions and therefore requiring approval on an individual basis that have occurred since the suspension of trading of the Company’s common stock on the New York Stock Exchange retroactively approving such issues or transfers, if any, and (2) a an umbrella consent permitting trading on the OTC Bulletin Board and the Pink Sheets without BMA consent on an individual basis but requiring that a new shareholder acquiring 5% or more of the Company’s equity securities submit certain information regarding such shareholder.

In response to the Company’s request, the BMA has advised the Company that all share transfers to any new or existing shareholders are approved on an ongoing basis provided that such transfers do not result in any such person holding 5% or more of the Company’s shares. However, the BMA will require the Company to obtain permission for transfers whereby persons are proposing to own 5% or more of the Company. In addition, the Company is seeking clarification with respect to share transfers between December 17, 2008, the date the Company’s common stock was suspended from trading on the New York Stock Exchange, and January 23, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCORA HOLDINGS LTD.
(Registrant)

Date: January 26, 2009	By:		/s/ Susan Comparato
		Name:	Susan Comparato
		Title:	Acting Chief Executive Officer
and President